UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016

OM Asset Management plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ground Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On August 18, 2016, OM Asset Management plc, a public limited company incorporated under the laws of England and Wales (the “Company”) completed its previously announced acquisition of an interest in Landmark Partners, LLC, a Delaware limited liability company (“Landmark”). Landmark is a global secondary private equity, real estate and real assets investment firm.
The Company acquired a 60% interest in Landmark in exchange for $240 million of cash consideration at closing, subject to a customary working capital adjustment, with the potential for an additional payment of up to $225 million on or around December 31, 2018. The interest of Landmark purchased by the Company entitles the Company to participate in the management fee earnings of Landmark. Certain key members of the management team of Landmark retain the remaining 40% interest in Landmark.

The Company financed the acquisition through multiple note offerings, the details of which are described in the Current Reports of Form 8-K, filed on each of July 25, 2016, July 29, 2016 and August 1, 2016, and the exhibits filed therewith.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, dated June 13, 2016, by and among OMAM Inc., OMAM (2016 Newco) LLC, Landmark Partners, LLC, LMRK Intermediary, Inc. and the sellers named therein, a copy of which is filed as Exhibit 2.1 to the Company’s Amended Current Report on Form 8-K/A, filed July 20, 2016, which is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired
Financial statements required to be filed by this Item will be filed with the SEC as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(b)    Pro Forma Financial Information
Pro forma financial information required to be filed by this Item will be filed with the SEC as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	August 23, 2016	OM ASSET MANAGEMENT PLC

		By:	/s/ STEPHEN H. BELGRAD
		Name:	Stephen H. Belgrad
		Title:	Executive Vice President and Chief Financial Officer